UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   November 15, 2004

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio		45432
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 4, 2004, DPL Inc. (the “Company”) filed a Form 8-K under Item 5.02 to announce that it had appointed Glenn E. Harder, Retired General Lester L. Lyles, Dr. Ned J. Sifferlen and James V. Mahoney to the Board of Directors.  It was also announced that Mr. Harder would serve on the Company’s Audit Committee.

The Company is filing this Form 8-K/A to report that on November 15, 2004, the Company’s Board of Directors made the following Board Committee appointments with respect to the new directors:  (i) Dr. Sifferlen will serve on the Audit Committee and Nominating and Corporate Governance Committee; (ii) Lester Lyles will serve on the Nominating and Corporate Governance Committee and (iii) Mr. Harder will serve on the Compensation Committee (in addition to the Audit Committee).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: November 19, 2004

/s/ James V. Mahoney
	Name:	James V. Mahoney
	Title:	President and Chief Executive Officer